UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	THRM	The Nasdaq Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On June 27, 2019, Gentherm Incorporated (“Gentherm”), together with its direct and indirect subsidiaries Gentherm (Texas), Inc. (“Gentherm Texas”), Gentherm Licensing, Limited Partnership (“Gentherm Licensing”), Gentherm Medical, LLC (“Gentherm Medical”), Gentherm GmbH (“Gentherm Germany”), Gentherm Enterprises GmbH (“Gentherm Enterprises”), Gentherm Licensing GmbH (“Gentherm Licensing” and, together with Gentherm Germany and Gentherm Enterprises, the “German Borrowers”), Gentherm Global Power Technologies Inc. (“Global”) and Gentherm Canada ULC (“Gentherm Canada” and, together with Global, the “Canadian Borrowers”, and collectively with Gentherm, Gentherm Texas, Gentherm Licensing, Gentherm Medical and the German Borrowers, the “Borrowers”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent (the “Agent”), swing line lender and L/C issuer. The Amended and Restated Credit Agreement amends and restates in its entirety the Credit Agreement dated August 7, 2014, as amended, by and among Gentherm, certain of its direct and indirect subsidiaries, the lenders party thereto and the Agent.

The Amended and Restated Credit Agreement provides for a $475 million secured revolving credit facility (the “revolving credit facility”) for the Borrowers (an increase from $350 million under the Credit Agreement), with a $40 million sublimit for the Canadian Borrowers, a $200 million sublimit for the German Borrowers, a $40 million sublimit for swing line loans and a $15 million sublimit for the issuance of standby letters of credit. Subject to specified conditions, Gentherm can increase the revolving credit facility or incur secured term loans in an aggregate amount of $175 million. The Amended and Restated Credit Agreement extends the maturity of the revolving credit facility from March 17, 2021 to June 27, 2024. The outstanding principal and interest (approximately $97 million as of June 26, 2019) under the Credit Agreement will continue and will constitute obligations under the Amended and Restated Credit Agreement.

In addition to the security obligations noted below, all obligations under the Amended and Restated Credit Agreement (including all the obligations of any U.S. or non-U.S. loan party) are unconditionally guaranteed by Gentherm, Gentherm Texas, Gentherm Licensing, Gentherm Medical and additional subsidiaries of Gentherm, Gentherm Properties I, LLC (“Properties I”) and Gentherm Properties II, LLC (“Properties II”). Additionally, the German Borrowers, the Canadian Borrowers and additional indirect subsidiaries of Gentherm, Gentherm Holding (Malta) Limited, Gentherm Automotive Systems (Malta) Ltd., Gentherm Hungary Korlátolt Felelősségű Társaság, Gentherm Luxembourg I S.À R.L. and Gentherm Luxembourg II S.À R.L guarantee all obligations of the non-U.S. loan parties under the Amended and Restated Credit Agreement.

Under the Amended and Restated Credit Agreement, U.S. Dollar denominated loans bear interest at either a base rate (“Base Rate Loans”) or Eurocurrency rate (“Eurocurrency Rate Loans”), plus a margin (“Applicable Rate”). The base rate is equal to the highest of the Federal Funds Rate plus 0.50%, Bank of America’s prime rate, or the Eurocurrency rate plus 1.00%. The Eurocurrency rate for loans denominated in U.S. Dollars is equal to the London Interbank Offered Rate. The Amended and Restated Credit Agreement establishes a means for determining an alternative for LIBOR if it is determined that ascertaining LIBOR is no longer possible. All loans denominated in a currency other than the U.S. Dollar must be Eurocurrency Rate Loans. Interest is payable at least quarterly.

The Applicable Rate varies based on the Consolidated Leverage Ratio reported by Gentherm. As long as Gentherm is not in default under the terms and conditions of the Amended and Restated Credit Agreement, the lowest and highest possible Applicable Rate is 1.25% and 2.25%, respectively, for Eurocurrency Rate Loans and 0.25% and 1.25%, respectively, for Base Rate Loans.

The obligations under the Amended and Restated Credit Agreement are secured as described under “Amended and Restated Security Agreement” below.

The Amended and Restated Credit Agreement contains customary affirmative and negative covenants that will prohibit or limit the ability of the Borrowers and any material subsidiary to, among other things, incur additional indebtedness, create liens, pay dividends, make certain types of investments (including acquisitions), enter into certain types of transactions with affiliates, prepay other indebtedness, sell assets, merge with other companies or enter into certain other transactions outside the ordinary course of business. The Amended and Restated Credit Agreement also requires compliance with certain financial covenants. The Amended and Restated Credit Agreement additionally contains customary events of default, including, but not limited to: (a) non-payment of amounts due; (b) material breach of representations, warranties or covenants under the Amended and Restated Credit Agreement or the related documents thereto; (c) cross-default provisions relating to other indebtedness obligations; (d) judgments or attachments against property; (e) bankruptcy or similar proceedings or insolvency; or (f) certain changes in control. Upon the occurrence of an event of default, the amounts outstanding under the revolving credit facility may be accelerated and may become immediately due and payable.

A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1, and the above description of the material terms of the Amended and Restated Credit Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Amended and Restated Security Agreement

On June 27, 2019, Gentherm, Gentherm Texas, Gentherm Licensing, Gentherm Medical, Properties I and Properties II entered into an Amended and Restated Pledge and Security Agreement (the “Amended and Restated Security Agreement”) in favor of the Agent for the Secured Parties (each as defined in the Amended and Restated Security Agreement), which amended and restated in its entirety the Pledge and Security Agreement dated August 7, 2014, as amended, by Gentherm and certain of Gentherm’s domestic subsidiaries, in favor of the Agent. Pursuant to the Amended and Restated Security Agreement, each of Gentherm, Gentherm Texas, Gentherm Licensing, Gentherm Medical, Properties I and Properties II granted the Agent a security interest in substantially all of their personal property (including the stock and membership interests of Gentherm’s, Gentherm Licensing’s, Gentherm Texas’ and Gentherm Medical’s subsidiaries (limited to 66% of the stock in the case of certain non-U.S. subsidiaries) to secure their respective obligations under the Amended and Restated Credit Agreement. The Amended and Restated Security Agreement is subject to customary covenants regulating or restricting, among other things, preservation and use of collateral and changes of name or other corporate information, and grants the Agent customary rights and remedies following the occurrence of an event of default under the Amended and Restated Credit Agreement.

A copy of the Amended and Restated Security Agreement is attached hereto as Exhibit 10.2, and the above description of the material terms of the Amended and Restated Security Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Number	Description

10.1	Amended and Restated Credit Agreement, dated as of June 27, 2019, by and among Gentherm Incorporated, Gentherm (Texas), Inc., Gentherm Licensing, Limited Partnership, Gentherm Medical, LLC, Gentherm GmbH, Gentherm Enterprises GmbH, Gentherm Licensing GmbH, Gentherm Global Power Technologies Inc. and Gentherm Canada ULC, the lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.(1)

10.2	Amended and Restated Pledge and Security Agreement, dated as of June 27, 2019, by and among Gentherm Incorporated, Gentherm Licensing, Limited Partnership, Gentherm (Texas), Inc., Gentherm Medical, LLC, Gentherm Properties I, LLC, Gentherm Properties II, LLC and Bank of America, N.A.(2)

(1)

Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Gentherm Incorporated agrees to furnish any omitted schedules or exhibits upon the request of the Securities and Exchange Commission. A list of the omitted schedules and exhibits to this agreement is set forth in the agreement.

(2)

Schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Gentherm Incorporated agrees to furnish any omitted schedules or exhibits upon the request of the Securities and Exchange Commission. A list of the omitted schedules to this agreement is as follows: Schedule I – Pledged Equity Interests; Schedule II – Primary Location, Filing Locations, Trade Names, Changes in Names, State Organizational Numbers and Taxpayer Identification Numbers; Government Contracts, Deposit Accounts, Letter of Credit Rights and Commercial Tort Claims; Schedule III – Intellectual Property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips Vice-President and General Counsel

Date: June 28, 2019

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